Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2013 Fourth Quarter and Full Year Results

•	Quarterly Revenue of $835 Million, up 32% Year-Over-Year

•	Full Year Revenue of $3.05 Billion, up 35% Year-Over-Year

•	Deferred Revenue of $1.86 Billion, up 35% Year-Over-Year

•	Unbilled Deferred Revenue Increases to Approximately $3.5 Billion

•	Full Year Operating Cash Flow of $737 Million

•	Raises FY14 Revenue Guidance to $3.82—$3.87 Billion

•	Initiates FY14 Non-GAAP EPS Guidance of $1.93—$1.97

SAN FRANCISCO, Calif. – February 28, 2013 – Salesforce.com (NYSE: CRM), the enterprise cloud computing

(http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2013.

“Salesforce.com had a spectacular finish to its fiscal year. We delivered more than $3 billion in revenue and constant currency revenue growth of 37%,” said Marc Benioff, Chairman and CEO, salesforce.com. “Salesforce.com continues to be the fastest growing top ten enterprise software company in the world.”

Salesforce.com delivered the following results for its fiscal fourth quarter and full fiscal year 2013:

Revenue: Total Q4 revenue was $835 million, an increase of 32% on a year-over-year basis. Subscription and support revenues were $785 million, an increase of 32% on a year-over-year basis. Professional services and other revenues were $49 million, an increase of 31% on a year-over-year basis.

For the full fiscal year 2013, the company reported revenue of $3.05 billion, an increase of 35% from the prior year. Subscription and support revenues were $2.87 billion, an increase of 35% on a year-over-year basis. Professional services and other revenues were $181 million, an increase of 29% on a year-over-year basis.

Earnings per Share: Q4 GAAP net loss per share was ($0.14), and non-GAAP diluted earnings per share was $0.51. The company’s non-GAAP results exclude the effects of $108 million in stock-based compensation expense, $21 million in amortization of purchased intangibles, and $6 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 29%. GAAP EPS calculations are based on a basic share count of approximately 145 million shares. Non-GAAP EPS calculations are based on approximately 153 million diluted shares outstanding during the quarter, including approximately five million shares associated with the company’s convertible senior notes.

For the full fiscal year 2013, GAAP net loss per share was ($1.92), and non-GAAP diluted earnings per share was $1.63. The company’s non-GAAP results exclude the effects of $379 million in stock-based compensation, $149 million related to the one-time tax valuation allowance established in the fiscal third quarter, $88 million in amortization of purchased intangibles, and $24 million in net non-cash interest expense related to the convertible senior notes, and is based on a non-GAAP tax rate of approximately 33%. GAAP EPS calculations are based on a basic share count of approximately 141 million shares. Non-GAAP EPS calculations are based on approximately 149 million diluted shares outstanding during the year, including approximately four million shares associated with the company’s convertible senior notes.

Cash: Cash generated from operations for the fiscal fourth quarter was $282 million, an increase of 17% on a year-over-year basis. For the full fiscal year 2013, operating cash flow totaled $737 million, up 25% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.8 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2013 was $1.86 billion, an increase of 35% on a year-over-year basis. Current deferred revenue increased by 39% year-over-year to $1.80 billion, benefited in part by longer invoice durations. Non-current deferred revenue decreased by 27% year-over-year to $64 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $3.5 billion, up from approximately $2.2 billion at the end of the fiscal 2012.

As of February 28, 2013, salesforce.com is initiating revenue and EPS guidance for its first quarter of fiscal year 2014, and initiating EPS guidance for its full fiscal year 2014. In addition, the company is raising its full fiscal year 2014 revenue guidance previously provided on November 20, 2012.

Q1 FY14 Guidance: Revenue for the company’s first fiscal quarter is projected to be in the range of $882 million to $887 million, an increase of 27% to 28% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.44) to ($0.42), while diluted non-GAAP EPS is expected to be in the range of $0.40 to $0.42. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $113 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $24 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $7 million. EPS estimates assume a GAAP tax rate of approximately negative 59%, which reflects the estimated quarterly change in the tax valuation allowance, and a non-GAAP tax rate of approximately 35%. The GAAP EPS calculation assumes an average basic share count of approximately 147 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 158 million shares.

Full Year FY14 Guidance: Revenue for the company’s full fiscal year 2014 is projected to be in the range of $3.82 billion to $3.87 billion, an increase of 25% to 27% year-over-year.

For the company’s full fiscal year 2014, GAAP net loss per share is expected to be in the range of ($1.22) to ($1.18) while diluted non-GAAP EPS is expected to be in the range of $1.93 to $1.97. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $503 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $85 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $27 million. EPS estimates assume a GAAP tax rate of approximately negative 54%, which reflects the estimated annual change in the tax valuation allowance, and a non-GAAP tax rate of approximately 35%. Due to the tax valuation allowance, however, the GAAP tax rate could be volatile and is therefore difficult to forecast. The GAAP EPS calculation assumes an average basic share count of approximately 150 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 161 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the first quarter and full fiscal year:

	Fiscal 2014
	Q1	FY2014
GAAP EPS Range*	($0.44) - ($0.42)	($1.22) - ($1.18)
Plus
Amortization of purchased intangibles	$0.15	$0.53
Stock-based expense	$0.71	$3.13
Amortization of debt discount, net	$0.04	$0.17
Less
Income tax adjustments**	$(0.06)	$(0.68)

Non-GAAP diluted EPS	$0.40 - $0.42	$1.93 - $1.97
Shares used in computing basic net income per share (millions)	147	150
Shares used in computing diluted net income per share (millions)	158	161

*	For Q1 & FY14 GAAP EPS loss, basic number of shares used for calculation
**	The company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter and full fiscal year 2013 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 94902754. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 94902754, until midnight (Eastern Time) March 28, 2013.

About salesforce.com

Founded in 1999, salesforce.com is the enterprise cloud computing leader. Salesforce.com’s social and mobile cloud technologies enable companies to transform into customer companies by connecting with their customers, employees, partners and products in entirely new ways. Based on salesforce.com’s real-time, multitenant architecture, the company’s apps and platform revolutionize the way companies sell, service, market and innovate.

•	Grow your business with the #1 sales app, Salesforce Sales Cloud

•	Deliver amazing customer service with the #1 service app, Salesforce Service Cloud

•	Listen, engage, advertise and measure social marketing with the #1 social marketing app, Salesforce Marketing Cloud

•	Build and deliver social and mobile apps with the Salesforce Platform, and extend success with the world’s leading enterprise app marketplace, the AppExchange

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as certain one-time, non-cash tax charges and other income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY13 and FY14 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q4 and FY13 and its non-GAAP estimates for Q1 and FY14:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the actual coupon interest rate of the notes is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•

One-time Tax Charge: As a result of the company assessing the realizability of its deferred tax assets, in the fiscal third quarter the company recorded a one-time, non-cash charge to income tax expense to establish a valuation allowance against a significant portion of those assets. The company applied significant judgment as part of this analysis including considering the company’s past operating results, cumulative losses and forecasts of future taxable income. As part of establishing a valuation allowance with respect to the company’s deferred tax assets, the company will assess and record any necessary quarterly changes to the valuation allowance and the corresponding income tax expense or benefit. Management believes that the exclusion of this non-cash charge is appropriate to provide investors with a better view of the company’s operational performance.

•

Income Tax Effects and Adjustments: The company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the company’s operational performance

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP and non-GAAP financial results for the first fiscal quarter and the full fiscal year of 2014, including revenue, net loss, EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense, shares outstanding, and deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-K that will be filed for the fiscal year ended January 31, 2013. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2013 salesforce.com, inc. All rights reserved. Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce Platform, and others are trademarks of salesforce.com, inc. Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	$785,495	$594,269	$2,868,808	$2,126,234
Professional services and other	49,186	37,644	181,387	140,305

Total revenues	834,681	631,913	3,050,195	2,266,539
Cost of revenues (1)(2):
Subscription and support	132,741	100,065	494,187	360,758
Professional services and other	50,621	36,280	189,392	128,128

Total cost of revenues	183,362	136,345	683,579	488,886
Gross profit	651,319	495,568	2,366,616	1,777,653
Operating expenses (1)(2):
Research and development	121,187	80,613	429,479	295,347
Marketing and sales	435,570	327,567	1,614,026	1,169,610
General and administrative	115,369	93,765	433,821	347,781

Total operating expenses	672,126	501,945	2,477,326	1,812,738
Loss from operations	(20,807)	(6,377)	(110,710)	(35,085)
Investment income	4,041	4,965	19,562	23,268
Interest expense	(8,355)	(5,669)	(30,948)	(17,045)
Other income (expense)	(922)	(454)	(5,698)	(4,455)

Loss before benefit from (provision for) income taxes	(26,043)	(7,535)	(127,794)	(33,317)
Benefit from (provision for) income taxes	5,199	3,457	(142,651)	21,745

Net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)

Basic net loss per share	$(0.14)	$(0.03)	$(1.92)	$(0.09)
Diluted net loss per share	$(0.14)	$(0.03)	$(1.92)	$(0.09)
Shares used in computing basic net loss per share	144,970	136,720	141,224	135,302
Shares used in computing diluted net loss per share	144,970	136,720	141,224	135,302
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Cost of revenues	$18,886	$17,132	$77,249	$60,069
Marketing and sales	2,093	2,751	10,922	7,250

(2) Amounts include stock-based expenses, as follows:
Cost of revenues	$9,304	$5,283	$33,757	$17,451
Research and development	22,593	14,670	76,333	45,894
Marketing and sales	57,212	35,706	199,284	115,730
General and administrative	18,446	14,441	69,976	50,183

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	16	16	16	16
Professional services and other	6	6	6	6

Total cost of revenues	22	22	22	22
Gross profit	78	78	78	78
Operating expenses (1)(2):
Research and development	14	12	14	13
Marketing and sales	52	52	53	52
General and administrative	14	15	15	15

Total operating expenses	80	79	82	80
Loss from operations	(2)	(1)	(4)	(2)
Investment income	0	1	1	1
Interest expense	(1)	(1)	(1)	(1)
Other income (expense)	0	0	0	0

Loss before benefit from (provision for) income taxes	(3)	(1)	(4)	(2)
Benefit from (provision for) income taxes	1	0	(5)	1

Net loss	(2)%	(1)%	(9)%	(1)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:
Cost of revenues	2%	3%	3%	3%
Marketing and sales	0	0	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	3	2	3	2
Marketing and sales	7	6	7	5
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31,	January 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$747,245	$607,284
Short-term marketable securities	120,376	170,582
Accounts receivable, net	872,634	683,745
Deferred commissions	142,311	98,471
Deferred income taxes, net	7,321	31,821
Prepaid expenses and other current assets (see additional metrics)	125,993	80,319

Total current assets	2,015,880	1,672,222
Marketable securities, noncurrent	890,664	669,308
Property and equipment, net (see additional metrics)	604,669	527,946
Deferred commissions, noncurrent	112,082	78,149
Deferred income taxes, noncurrent, net	19,212	87,587
Capitalized software, net (see additional metrics)	207,323	188,412
Goodwill	1,529,378	785,381
Other assets, net (see additional metrics)	149,748	155,149

Total assets	$5,528,956	$4,164,154

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$597,706	$512,260
Deferred revenue	1,798,640	1,291,622
Convertible senior notes, net	521,278	496,149

Total current liabilities	2,917,624	2,300,031
Income taxes payable, noncurrent	49,074	37,258
Long-term lease liabilities and other	126,658	72,091
Deferred revenue, noncurrent	64,355	88,673

Total liabilities	3,157,711	2,498,053

Temporary equity	53,612	78,741

Stockholders’ equity:
Common stock	146	137
Additional paid-in capital	2,411,332	1,415,077
Accumulated other comprehensive income	17,137	12,683
Retained earnings (accumulated deficit)	(110,982)	159,463

Total stockholders’ equity	2,317,633	1,587,360

Total liabilities, temporary equity and stockholders’ equity	$5,528,956	$4,164,154

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Operating activities:
Net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,395	45,901	216,795	157,286
Amortization of debt discount and transaction costs	6,575	3,877	24,086	10,347
Amortization of deferred commissions	43,719	30,742	154,818	107,195
Expenses related to employee stock plans	107,555	70,100	379,350	229,258
Excess tax benefits from employee stock plans	13,972	4,994	(14,933)	(6,018)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(454,044)	(365,099)	(183,242)	(244,947)
Deferred commissions	(117,000)	(86,947)	(232,591)	(167,199)
Prepaid expenses and other current assets	(4,134)	(777)	(20,840)	(10,736)
Other assets	3,483	2,816	11,122	2,883
Accounts payable, accrued expenses, deferred income taxes and other liabilities	73,604	76,344	193,358	80,336
Deferred revenue	571,292	462,474	479,419	444,674

Net cash provided by operating activities	281,573	240,347	736,897	591,507

Investing activities:
Business combinations, net of cash acquired	(4,994)	(57,914)	(579,745)	(422,699)
Land activity and building improvements	0	(6,565)	(4,106)	(19,655)
Strategic investments	(4,244)	(2,647)	(9,695)	(37,370)
Changes in marketable securities	(118,558)	(45,608)	(169,771)	141,679
Capital expenditures	(50,522)	(44,602)	(175,601)	(151,645)

Net cash used in investing activities	(178,318)	(157,336)	(938,918)	(489,690)

Financing activities:
Proceeds from employee stock plans	147,492	26,203	351,366	116,565
Excess tax benefits from employee stock plans	(13,972)	(4,994)	14,933	6,018
Contingent consideration payment related to prior business combinations	0	0	0	(16,200)
Principal payments on capital lease obligations	(9,037)	(8,737)	(31,754)	(30,533)

Net cash provided by financing activities	124,483	12,472	334,545	75,850

Effect of exchange rate changes	(2,213)	8,814	7,437	5,325

Net increase in cash and cash equivalents	225,525	104,297	139,961	182,992
Cash and cash equivalents, beginning of period	521,720	502,987	607,284	424,292

Cash and cash equivalents, end of period	$747,245	$607,284	$747,245	$607,284

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jan 31, 2013	Oct 31, 2012	Jul 31, 2012	Apr 30, 2012	Jan 31, 2012	Oct 31, 2011
Full Time Equivalent Headcount	9,801	9,319	8,765	8,335	7,785	6,953

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,758,285	$1,416,050	$1,804,265	$1,657,089	$1,447,174	$1,296,693
Deferred revenue, current and noncurrent	$1,862,995	$1,291,703	$1,337,184	$1,334,716	$1,380,295	$917,821

Selected Balance Sheet Accounts (in thousands):
	Jan 31,	Oct 31,	Jan 31,
	2013	2012	2012
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$3,522	$4,974	$10,399
Prepaid income taxes	21,180	17,526	12,785
Prepaid expenses and other current assets	101,291	95,100	57,135

	$125,993	$117,600	$80,319

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	49,572	49,572	43,868
Computers, equipment and software	328,318	305,216	232,460
Furniture and fixtures	38,275	34,093	25,250
Leasehold improvements	193,181	172,569	137,587

	857,609	809,713	687,428
Less accumulated depreciation and amortization	(252,940)	(225,874)	(159,482)

	$604,669	$583,839	$527,946

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$59,647	$57,866	$41,442
Acquired developed technology, net of accumulated amortization	147,676	167,271	146,970

	$207,323	$225,137	$188,412

Other Assets, net
Deferred professional services costs, noncurrent portion	$1,077	$1,573	$3,935
Long-term deposits	13,422	14,425	13,941
Purchased intangible assets, net of accumulated amortization	49,354	51,447	46,110
Acquired intellectual property, net of accumulated amortization	13,872	14,851	15,020
Strategic investments	51,685	50,251	53,949
Other	20,338	21,253	22,194

	$149,748	$153,800	$155,149

Accounts Payable, Accrued Expenses and Other Current Liabilities
Accounts payable	$14,535	$57,940	$33,258
Accrued compensation	311,595	230,662	228,466
Accrued other liabilities	138,165	142,647	121,957
Accrued income and other taxes payable	120,341	75,468	100,471
Accrued professional costs	10,064	13,044	21,993
Accrued rent	3,006	9,154	6,115

	$597,706	$528,915	$512,260

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $3.5 billion as of January 31, 2013, $3.0 billion as of October 31, 2012 and $2.2 billion as of January 31, 2012. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Revenues by geography (in thousands):
Americas	$583,410	$436,237	$2,123,736	$1,540,289
Europe	148,610	108,141	525,304	408,456
Asia Pacific	102,661	87,535	401,155	317,794

	$834,681	$631,913	$3,050,195	$2,266,539

As a percentage of total revenues:
Revenues by geography:
Americas	70%	69%	70%	68%
Europe	18	17	17	18
Asia Pacific	12	14	13	14

	100%	100%	100%	100%

	Three Months Ended January 31, 2013 compared to Three Months Ended January 31, 2012	Three Months Ended October 31, 2012 compared to Three Months Ended October 31, 2011	Three Months Ended January 31, 2012 compared to Three Months Ended January 31, 2011

Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	34%	38%	41%
Europe	39%	41%	32%
Asia Pacific	22%	30%	28%
Total growth	33%	37%	38%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Share Count Information

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Weighted-average shares outstanding for basic earnings per share	144,970	136,720	141,224	135,302
Effect of dilutive securities (1):
Convertible senior notes	3,179	1,700	2,840	2,263
Warrants associated with the convertible senior note hedges	1,757	0	1,283	553
Employee stock awards	3,300	3,407	3,723	4,177

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	153,206	141,827	149,070	142,295

(1)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and twelve months ended January 31, 2013 and 2012 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Operating cash flow
GAAP net cash provided by operating activities	$281,573	$240,347	$736,897	$591,507
Less:
Capital expenditures	(50,522)	(44,602)	(175,601)	(151,645)

Free cash flow	$231,051	$195,745	$561,296	$439,862

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements and strategic investments.

Comprehensive Income (Loss)

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	(5,298)	9,065	4,783	9,512
Unrealized gains (losses) on investments	(1,740)	(1,042)	(329)	(5,658)

Other comprehensive income (loss), before tax	(7,038)	8,023	4,454	3,854
Tax effect	526	683	0	2,110

Other comprehensive income (loss), net of tax	(6,512)	8,706	4,454	5,964

Comprehensive income (loss)	$(27,356)	$4,628	$(265,991)	$(5,608)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Gross profit
GAAP gross profit	$651,319	$495,568	$2,366,616	$1,777,653
Plus:
Amortization of purchased intangibles (a)	18,886	17,132	77,249	60,069
Stock-based expenses (b)	9,304	5,283	33,757	17,451

Non-GAAP gross profit	$679,509	$517,983	$2,477,622	$1,855,173

Operating expenses
GAAP operating expenses	$672,126	$501,945	$2,477,326	$1,812,738
Less:
Amortization of purchased intangibles (a)	(2,093)	(2,751)	(10,922)	(7,250)
Stock-based expenses (b)	(98,251)	(64,817)	(345,593)	(211,807)

Non-GAAP operating expenses	$571,782	$434,377	$2,120,811	$1,593,681

Income from operations
GAAP loss from operations	$(20,807)	$(6,377)	$(110,710)	$(35,085)
Plus:
Amortization of purchased intangibles (a)	20,979	19,883	88,171	67,319
Stock-based expenses (b)	107,555	70,100	379,350	229,258

Non-GAAP income from operations	$107,727	$83,606	$356,811	$261,492

Non-operating income (loss) (c)
GAAP non-operating income (loss)	$(5,236)	$(1,158)	$(17,084)	$1,768
Plus: Amortization of debt discount, net	6,389	4,144	23,837	12,335

Non-GAAP non-operating income (loss)	$1,153	$2,986	$6,753	$14,103

Net income
GAAP net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)
Plus:
Amortization of purchased intangibles	20,979	19,883	88,171	67,319
Stock-based expenses	107,555	70,100	379,350	229,258
Amortization of debt discount, net	6,389	4,144	23,837	12,335
One-time tax items (e)	0	0	149,147	0
Less:
Income tax effect of Non-GAAP adjustments	(36,347)	(28,419)	(127,518)	(103,730)

Non-GAAP net income	$77,732	$61,630	$242,542	$193,610

Diluted earnings per share
GAAP diluted loss per share (d)	$(0.14)	$(0.03)	$(1.92)	$(0.09)
Plus:
Amortization of purchased intangibles	0.14	0.14	0.59	0.47
Stock-based expenses	0.70	0.49	2.54	1.62
Amortization of debt discount, net	0.04	0.03	0.16	0.09
One-time tax items	0.00	0.00	1.00	0.00
Less:
Income tax effect of Non-GAAP adjustments	(0.23)	(0.20)	(0.74)	(0.73)

Non-GAAP diluted earnings per share	$0.51	$0.43	$1.63	$1.36

Shares used in computing diluted net income per share	153,206	141,827	149,070	142,295

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Cost of revenues	$18,886	$17,132	$77,249	$60,069
Marketing and sales	2,093	2,751	10,922	7,250

	$20,979	$19,883	$88,171	$67,319

b)	Stock-based expenses were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Cost of revenues	$9,304	$5,283	$33,757	$17,451
Research and development	22,593	14,670	76,333	45,894
Marketing and sales	57,212	35,706	199,284	115,730
General and administrative	18,446	14,441	69,976	50,183

	$107,555	$70,100	$379,350	$229,258

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.
e)	One-time, non-cash charge to income tax expense to establish a valuation allowance against a significant portion of deferred tax assets which was recorded in the fiscal third quarter 2013.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
GAAP Basic Net Loss Per Share
Net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)
Basic net loss per share	$(0.14)	$(0.03)	$(1.92)	$(0.09)
Shares used in computing basic net loss per share	144,970	136,720	141,224	135,302

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$77,732	$61,630	$242,542	$193,610
Basic Non-GAAP net income per share	$0.54	$0.45	$1.72	$1.43
Shares used in computing basic net income per share	144,970	136,720	141,224	135,302

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
GAAP Diluted Net Loss Per Share
Net loss	$(20,844)	$(4,078)	$(270,445)	$(11,572)
Diluted net loss per share	$(0.14)	$(0.03)	$(1.92)	$(0.09)
Shares used in computing diluted net loss per share	144,970	136,720	141,224	135,302

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2013	2012	2013	2012
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$77,732	$61,630	$242,542	$193,610
Diluted Non-GAAP net income per share	$0.51	$0.43	$1.63	$1.36
Shares used in computing diluted net income per share	153,206	141,827	149,070	142,295